Exhibit 99.1

OBA Financial Services, Inc.

FOR IMMEDIATE RELEASE	News Release

OBA Financial Services, Inc. Announces 4th Quarter Results

GERMANTOWN, MARYLAND: August 16, 2011 – OBA Financial Services, Inc., (NASDAQ – OBAF) (“Company”), the parent company of OBA Bank (“Bank”), announces net income of $857 thousand, or $0.20 per share, for the Company’s fiscal year ended June 30, 2011 as compared to a net loss of $710 thousand, or $0.17 loss per share, for the fiscal year ended June 30, 2010.

For the fourth quarter of the Company’s fiscal year 2011 which ended June 30, 2011, the Company announces net income of $123 thousand, or $0.03 per share, as compared to net income of $82 thousand, or $0.02 per share, for the quarter ended June 30, 2010.

The Company’s annual income was significantly impacted by an increase in non-interest income of $1.8 million for the year ended June 30, 2011. The increase in non-interest income reflects a decrease in impairment losses on investment securities of $1.9 million. The decrease in impairment losses is the result of the Company’s previous sale of its bank and bank holding company pooled trust preferred securities in March 2010.

Income Statement

The Company’s net interest income for the fiscal year ended June 30, 2011 was $12.0 million compared with $10.1 million for the fiscal year ended June 30, 2010, or an increase of 18.9%. The Company continued to pay down higher cost borrowings and certificates of deposit.

The Company’s net interest income for the fourth quarter of the fiscal year ended June 30, 2011 was $2.9 million as compared to $2.8 million in the same period the prior year, or a 4.7% increase.

The Company’s non-interest expense increased to $11.0 million for the fiscal year ended June 30, 2011 from $9.3 million for the fiscal year ended June 30, 2010, or 18.3%. The increase is primarily a result of the addition of several commercial bankers as part of the Bank’s business strategy to increase the commercial loan portfolios, as well as the addition of a residential loan manager, increased legal, regulatory, and accounting costs necessary to operate as a public company, and increased marketing expenses.

Balance Sheet

Total assets grew 3.3% to $386.4 million at June 30, 2011 from $374.1 million at June 30, 2010.

Total loans increased $4.1 million to $281.9 million at June 30, 2011 from $277.8 million at June 30, 2010.

Total deposits increased by $41.3 million, or 19.2%, on a linked-quarter basis, from $215.7 million at March 31, 2011 to $257.0 million at June 30, 2011 as the Company increased money market deposits as a result of a promotion during the quarter ended June 30, 2011.

Borrowings decreased 20.9% from $57.1 million at June 30, 2010 to $45.2 million at June 30, 2011 as the Company continued to pay down higher cost borrowings.

Equity and Capital

Stockholders’ Equity remained essentially unchanged at $80.9 million at June 30, 2011 as compared to $80.2 million at June 30, 2010. The Company remains well-capitalized at all levels with ratios well in excess of regulatory minimums.

Asset Quality

Total non-performing assets to total assets increased to 1.47% at June 30, 2011 from 0.17% at June 30, 2010. The increase was made up of two loan relationships with not-for-profit entities that have collateral value well in excess of the loan value. Based on the value of the collateral, no specific allowances are required for these loans.

The allowance for loan losses to total loans increased to 0.80% at June 30, 2011 from 0.63% at June 30, 2010 and, on a linked-quarter basis, from 0.77% at March 31, 2011.

About OBA Financial Services, Inc. and OBA Bank

OBA Financial Services, Inc. is the holding company for OBA Bank. OBA Bank, founded in 1861, is a community-oriented bank which provides a variety of financial services to individuals and small businesses through its offices in Montgomery and Howard Counties of Maryland. The Bank’s primary deposits are demand, money market, and time certificate accounts and its primary lending products are residential and commercial mortgage loans. Visit www.obabank.com to locate an ATM or branch near you or for more information about OBA Bank.

For additional information or questions, please contact:

Charles E. Weller, President & Chief Executive Officer, or

David A. Miller, S.V.P. & Chief Financial Officer

OBA Financial Services, Inc.

20300 Seneca Meadow Parkway

Germantown, MD 20876

301-916-6400

Email:	cweller@obabank.com
damiller@obabank.com

Web Site: www.obabank.com

Forward-Looking Statements

When used in this Press Release, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including, but not limited to, changes in economic conditions in OBA Bank’s market area, changes in policies by regulatory agencies, changes in the Bank’s regulator, fluctuations in interest rates, demand for loans in OBA Bank’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause The Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revision which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OBA Financial Services, Inc.

FINANCIAL SUMMARY

(dollars in thousands, except per share data)	Three Months Ended			Three Months Ended
	June 30,			March 31,
	2011	2010	% Change	2011	% Change
RESULTS OF OPERATIONS:
Net interest income	$2,897	$2,766	4.7%	$3,108	(6.8)%
Provision for loan losses	147	505	(70.9)	189	(22.2)
Non-interest income excluding impairment	216	249	(13.3)	190	13.7
Impairment losses on investment securities	—	—	—	—	—
Non-interest income	216	249	(13.3)	190	13.7
Non-interest expense	2,809	2,419	16.1	2,824	(0.5)
Income before taxes	157	91	72.5	285	(44.9)
Income tax	34	9	—	86	(60.5)
Net Income	123	82	50.0	199	(38.2)

SHARE DATA:
Basic earnings per share	$0.03	$0.02	49.4%	$0.05	(38.2)%
Diluted earnings per share	0.03	0.02	49.4	0.05	(38.2)
Book value per common share	17.57	17.33	1.4	17.47	0.6
Tangible book value per common share	17.57	17.33	1.4	17.47	0.6
Weighted average shares - basic (1)	4,279,525	4,263,130	0.4	4,277,016	0.1
Weighted average shares - diluted (1)	4,279,525	4,263,130	0.4	4,277,016	0.1
Common shares outstanding	4,602,050	4,628,750	(0.6)	4,628,750	(0.6)

SELECTED RATIOS:
Return on average assets	0.13%	0.09%		0.23%
Return on average equity	0.61	0.41		1.00
Net interest margin	3.67	3.44		3.92
Leverage ratio	20.81	21.32		22.63
Tier I risk-based capital ratio	32.26	34.28		32.72
Total risk-based capital ratio	33.16	35.03		33.61
Allowance for loan losses to total loans	0.80	0.63		0.77
Non-performing assets to total assets	1.47	0.17		0.16
Non-performing loans to total loans	1.88	0.16		0.16

END OF PERIOD BALANCES:
Investment securities	$39,451	$33,983	16.1%	$25,570	54.3%
Total loans	281,866	277,835	1.5	284,254	(0.8)
Earning assets	336,795	339,873	(0.9)	322,903	4.3
Assets	386,445	374,095	3.3	355,971	8.6
Deposits	257,031	233,441	10.1	215,689	19.2
Borrowings	45,184	57,126	(20.9)	56,829	(20.5)
Stockholders’ equity	80,860	80,222	0.8	80,869	—

AVERAGE BALANCES:
Investment securities	$24,373	$24,908	(2.1)%	$25,738	(5.3)%
Total loans	279,516	271,339	3.0	282,954	(1.2)
Earning assets	316,798	322,195	(1.7)	321,312	(1.4)
Assets	379,097	371,673	2.0	351,033	8.0
Deposits	245,938	233,546	5.3	216,495	13.6
Borrowings	50,006	55,521	(9.9)	52,877	(5.4)
Stockholders’ equity	81,182	80,220	1.2	81,007	0.2

(1)	Basic & diluted weighted average shares do not include unreleased ESOP shares

OBA Financial Services, Inc.

FINANCIAL SUMMARY

(dollars in thousands, except per share data)	Twelve Months Ended
	June 30,
	2011	2010	% Change
RESULTS OF OPERATIONS:
Net interest income	$12,047	$10,129	18.9%
Provision for loan losses	739	1,278	(42.2)
Non-interest income excluding impairment	967	1,013	(4.5)
Impairment losses on investment securities	—	(1,882)	—
Non-interest income (loss)	967	(869)	—
Non-interest expense	11,035	9,331	18.3
Income (loss) before taxes	1,240	(1,349)	—
Income tax (benefit)	383	(639)	—
Net income (loss)	857	(710)	—

SHARE DATA:
Basic earnings (loss) per share	$0.20	$(0.17)	—%
Diluted earnings (loss) per share	0.20	(0.17)	—
Book value per common share	17.57	17.33	1.4
Tangible book value per common share	17.57	17.33	1.4
Weighted average shares - basic (1)	4,274,141	4,261,124	0.3
Weighted average shares - diluted (1)	4,274,141	4,261,124	0.3
Common shares outstanding	4,602,050	4,628,750	(0.6)

SELECTED RATIOS:
Return on average assets	0.23%	(0.19)%
Return on average equity	1.06	(1.24)
Net interest margin	3.70	3.09
Leverage ratio	20.81	21.32
Tier I risk-based capital ratio	32.26	34.28
Total risk-based capital ratio	33.16	35.03
Allowance for loan losses to total loans	0.80	0.63
Non-performing assets to total assets	1.47	0.17
Non-performing loans to total loans	1.88	0.16

END OF PERIOD BALANCES:
Investment securities	$39,451	$33,983	16.1%
Total loans	281,866	277,835	1.5
Earning assets	336,795	339,873	(0.9)
Assets	386,445	374,095	3.3
Deposits	257,031	233,441	10.1
Borrowings	45,184	57,126	(20.9)
Stockholders’ equity	80,860	80,222	0.8

AVERAGE BALANCES:
Investment securities	$27,725	$28,465	(2.6)%
Total loans	281,051	276,197	1.8
Earning assets	325,471	328,225	(0.8)
Assets	365,333	376,254	(2.9)
Deposits	229,660	251,199	(8.6)
Borrowings	53,145	65,749	(19.2)
Stockholders’ equity	80,906	57,305	41.2

(1)	Basic & diluted weighted average shares do not include unreleased ESOP shares